Exhibit 99.1
Caterpillar Inc.
2Q 2024 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports Second-Quarter 2024 Results

	Second Quarter
($ in billions except profit per share)	2024	2023
Sales and Revenues	$16.7	$17.3
Profit Per Share	$5.48	$5.67
Adjusted Profit Per Share	$5.99	$5.55

Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 13 and 14.

●	Second-quarter 2024 profit per share of $5.48; adjusted profit per share of $5.99
●	Enterprise operating cash flow was $3.0 billion in the second quarter of 2024
●	Deployed $2.5 billion of cash for share repurchases and dividends in the second quarter

IRVING, Texas, August 6, 2024 – Caterpillar Inc. (NYSE: CAT) announced second-quarter 2024 results. Sales and revenues for the second quarter of 2024 were $16.7 billion, a 4% decrease compared with $17.3 billion in the second quarter of 2023. The decrease was primarily due to lower sales volume, partially offset by favorable price realization.
Operating profit margin was 20.9% for the second quarter of 2024, compared with 21.1% for the second quarter of 2023. Adjusted operating profit margin was 22.4% for the second quarter of 2024, compared with 21.3% for the second quarter of 2023. Second-quarter 2024 profit per share was $5.48, compared with second-quarter 2023 profit per share of $5.67. Adjusted profit per share in the second quarter of 2024 was $5.99, compared with second-quarter 2023 adjusted profit per share of $5.55. For the second quarter of 2024 and 2023, adjusted operating profit margin and adjusted profit per share excluded restructuring costs. Second-quarter 2023 adjusted profit per share also excluded a discrete tax benefit to adjust deferred tax balances.
For the second quarter of 2024, enterprise operating cash flow was $3.0 billion, and the company ended the second quarter with $4.3 billion of enterprise cash. In the quarter, the company deployed $1.8 billion of cash for repurchases of Caterpillar common stock and $0.6 billion of cash for dividends.
“I’d like to thank our team for delivering another strong quarter, including higher adjusted operating profit margin, record adjusted profit per share and robust ME&T free cash flow,” said Chairman and CEO Jim Umpleby. “Our results continue to reflect the benefit of the diversity of our end markets as well as the disciplined execution of our strategy for long-term profitable growth.”
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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the second quarter of 2023 (at left) and the second quarter of 2024 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the second quarter of 2024 were $16.689 billion, a decrease of $629 million, or 4%, compared with $17.318 billion in the second quarter of 2023. The decrease was primarily due to lower sales volume of $1.206 billion, partially offset by favorable price realization of $578 million. The decrease in sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory decreased during the second quarter of 2024, compared with an increase during the second quarter of 2023.
In the three primary segments, sales were lower in Construction Industries and Resource Industries and higher in Energy & Transportation.

Sales and Revenues by Segment
(Millions of dollars)	Second Quarter 2023	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Second Quarter 2024	$ Change	% Change

Construction Industries	$7,154	$(588)	$178	$(55)	$(6)	$6,683	$(471)	(7%)
Resource Industries	3,563	(475)	133	(9)	(6)	3,206	(357)	(10%)
Energy & Transportation	7,219	(129)	264	(12)	(5)	7,337	118	2%
All Other Segment	116	(7)	3	(1)	(3)	108	(8)	(7%)
Corporate Items and Eliminations	(1,507)	(7)	—	—	20	(1,494)	13
Machinery, Energy & Transportation	16,545	(1,206)	578	(77)	—	15,840	(705)	(4%)

Financial Products Segment	923	—	—	—	81	1,004	81	9%
Corporate Items and Eliminations	(150)	—	—	—	(5)	(155)	(5)
Financial Products Revenues	773	—	—	—	76	849	76	10%

Consolidated Sales and Revenues	$17,318	$(1,206)	$578	$(77)	$76	$16,689	$(629)	(4%)

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Second Quarter 2024
Construction Industries	$3,957	—%	$677	20%	$1,047	(27%)	$975	(15%)	$6,656	(7%)	$27	(18%)	$6,683	(7%)
Resource Industries	1,206	(10%)	524	(3%)	442	(15%)	950	(12%)	3,122	(10%)	84	(7%)	3,206	(10%)
Energy & Transportation	3,308	6%	439	(4%)	1,421	(4%)	912	1%	6,080	2%	1,257	—%	7,337	2%
All Other Segment	13	(19%)	—	—%	4	—%	12	(14%)	29	(15%)	79	(4%)	108	(7%)
Corporate Items and Eliminations	(20)		(1)		(21)		(5)		(47)		(1,447)		(1,494)
Machinery, Energy & Transportation	8,464	1%	1,639	5%	2,893	(16%)	2,844	(9%)	15,840	(4%)	—	—%	15,840	(4%)

Financial Products Segment	668	13%	101	(1%)	124	5%	111	1%	1,004	9%	—	—%	1,004	9%
Corporate Items and Eliminations	(89)		(21)		(20)		(25)		(155)		—		(155)
Financial Products Revenues	579	14%	80	(1%)	104	7%	86	(1%)	849	10%	—	—%	849	10%

Consolidated Sales and Revenues	$9,043	1%	$1,719	5%	$2,997	(15%)	$2,930	(9%)	$16,689	(4%)	$—	—%	$16,689	(4%)

Second Quarter 2023
Construction Industries	$3,968		$566		$1,438		$1,149		$7,121		$33		$7,154
Resource Industries	1,342		538		517		1,076		3,473		90		3,563
Energy & Transportation	3,120		459		1,479		899		5,957		1,262		7,219
All Other Segment	16		—		4		14		34		82		116
Corporate Items and Eliminations	(32)		(2)		(2)		(4)		(40)		(1,467)		(1,507)
Machinery, Energy & Transportation	8,414		1,561		3,436		3,134		16,545		—		16,545

Financial Products Segment	593		102		118		110		923		—		923
Corporate Items and Eliminations	(85)		(21)		(21)		(23)		(150)		—		(150)
Financial Products Revenues	508		81		97		87		773		—		773

Consolidated Sales and Revenues	$8,922		$1,642		$3,533		$3,221		$17,318		$—		$17,318

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the second quarter of 2023 (at left) and the second quarter of 2024 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the second quarter of 2024 was $3.482 billion, a decrease of $170 million, or 5%, compared with $3.652 billion in the second quarter of 2023. Favorable price realization of $578 million was more than offset by the profit impact of lower sales volume of $431 million, higher restructuring costs of $227 million and higher selling, general and administrative (SG&A) and research and development (R&D) expenses of $79 million. The increase in SG&A/R&D expenses was primarily driven by investments aligned with strategic initiatives.
In the second quarter of 2024, restructuring costs increased primarily due to the divestiture of two non-U.S. entities.

Profit (Loss) by Segment
(Millions of dollars)	Second Quarter 2024	Second Quarter 2023	$ Change	% Change
Construction Industries	$1,741	$1,803	$(62)	(3%)
Resource Industries	718	740	(22)	(3%)
Energy & Transportation	1,525	1,269	256	20%
All Other Segment	21	10	11	110%
Corporate Items and Eliminations	(344)	(272)	(72)
Machinery, Energy & Transportation	3,661	3,550	111	3%

Financial Products Segment	227	240	(13)	(5%)
Corporate Items and Eliminations	(243)	17	(260)
Financial Products	(16)	257	(273)	(106%)

Consolidating Adjustments	(163)	(155)	(8)

Consolidated Operating Profit	$3,482	$3,652	$(170)	(5%)

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Other Profit/Loss and Tax Items
•Other income (expense) in the second quarter of 2024 was income of $155 million, compared with income of $127 million in the second quarter of 2023. The change was primarily driven by favorable impacts from commodity hedges.
•The effective tax rate for the second quarter of 2024 was 23.9% compared to 20.6% for the second quarter of 2023. Excluding the discrete items discussed below, the second quarter 2024 estimated annual tax rate was 22.5% compared with 23.0% for the second quarter of 2023.
The 2024 estimated annual tax rate excludes the impact of second-quarter losses of $228 million for the divestiture of two non-U.S. entities with no related tax benefit. In addition, a discrete tax benefit of $4 million was recorded in the second quarter of 2024 for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense. In the second quarter of 2023, the company recorded a discrete tax benefit of $88 million due to a change in the valuation allowance for certain deferred tax assets.
Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 13 and 14.
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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Second Quarter 2023	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2024	$ Change	% Change
Total Sales	$7,154	$(588)	$178		$(55)	$(6)	$6,683	$(471)	(7%)

Sales by Geographic Region
	Second Quarter 2024	Second Quarter 2023	$ Change		% Change
North America	$3,957	$3,968	$(11)		—%
Latin America	677	566	111		20%
EAME	1,047	1,438	(391)		(27%)
Asia/Pacific	975	1,149	(174)		(15%)
External Sales	6,656	7,121	(465)		(7%)
Inter-segment	27	33	(6)		(18%)
Total Sales	$6,683	$7,154	$(471)		(7%)

Segment Profit
	Second Quarter 2024	Second Quarter 2023	Change		% Change
Segment Profit	$1,741	$1,803	$(62)		(3%)
Segment Profit Margin	26.1%	25.2%	0.9	pts

Construction Industries’ total sales were $6.683 billion in the second quarter of 2024, a decrease of $471 million, or 7%, compared with $7.154 billion in the second quarter of 2023. The decrease was primarily due to lower sales volume of $588 million, partially offset by favorable price realization of $178 million. The decrease in sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory remained about flat during the second quarter of 2024, compared to an increase during the second quarter of 2023.
•Sales in North America were about flat. Lower sales volume was offset by favorable price realization. Lower sales volume was mainly driven by lower sales of equipment to end users.
•Sales increased in Latin America mainly due to higher sales volume. Higher sales volume was primarily driven by the impact from changes in dealer inventories. Dealer inventory increased during the second quarter of 2024, compared with a decrease during the second quarter of 2023.
•In EAME, sales decreased primarily due to lower sales volume. Lower sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory decreased during the second quarter of 2024, compared with an increase during the second quarter of 2023.
•Sales decreased in Asia/Pacific mainly due to lower sales volume and unfavorable currency impacts primarily related to the Japanese yen. Lower sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory decreased during the second quarter of 2024, compared with an increase during the second quarter of 2023.

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Construction Industries’ segment profit was $1.741 billion in the second quarter of 2024, a decrease of $62 million, or 3%, compared with $1.803 billion in the second quarter of 2023. The decrease was mainly due to the profit impact of lower sales volume of $288 million and higher SG&A/R&D expenses of $30 million, partially offset by favorable price realization of $178 million, favorable manufacturing costs of $62 million and favorable other segment items of $16 million. The increase in SG&A/R&D expenses was primarily driven by investments aligned with strategic initiatives. Favorable manufacturing costs largely reflected lower material costs. Favorable other segment items primarily consisted of favorable currency impacts.

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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Second Quarter 2023	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2024	$ Change	% Change
Total Sales	$3,563	$(475)	$133		$(9)	$(6)	$3,206	$(357)	(10%)

Sales by Geographic Region
	Second Quarter 2024	Second Quarter 2023	$ Change		% Change
North America	$1,206	$1,342	$(136)		(10%)
Latin America	524	538	(14)		(3%)
EAME	442	517	(75)		(15%)
Asia/Pacific	950	1,076	(126)		(12%)
External Sales	3,122	3,473	(351)		(10%)
Inter-segment	84	90	(6)		(7%)
Total Sales	$3,206	$3,563	$(357)		(10%)

Segment Profit
	Second Quarter 2024	Second Quarter 2023	Change		% Change
Segment Profit	$718	$740	$(22)		(3%)
Segment Profit Margin	22.4%	20.8%	1.6	pts

Resource Industries’ total sales were $3.206 billion in the second quarter of 2024, a decrease of $357 million, or 10%, compared with $3.563 billion in the second quarter of 2023. The decrease was primarily due to lower sales volume of $475 million, partially offset by favorable price realization of $133 million. The decrease in sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory decreased more during the second quarter of 2024 than during the second quarter of 2023.
Resource Industries’ segment profit was $718 million in the second quarter of 2024, a decrease of $22 million, or 3%, compared with $740 million in the second quarter of 2023. The decrease was mainly due to the profit impact of lower sales volume of $169 million, unfavorable other segment items of $16 million and higher SG&A/R&D expenses of $14 million, partially offset by favorable price realization of $133 million and favorable manufacturing costs of $44 million. Unfavorable other segment items primarily consisted of unfavorable currency impacts. The increase in SG&A/R&D expenses was primarily driven by investments aligned with strategic initiatives. Favorable manufacturing costs largely reflected lower freight.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Second Quarter 2023	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2024	$ Change	% Change
Total Sales	$7,219	$(129)	$264		$(12)	$(5)	$7,337	$118	2%

Sales by Application
	Second Quarter 2024	Second Quarter 2023	$ Change		% Change
Oil and Gas	$1,829	$1,760	$69		4%
Power Generation	1,885	1,645	240		15%
Industrial	1,045	1,318	(273)		(21%)
Transportation	1,321	1,234	87		7%
External Sales	6,080	5,957	123		2%
Inter-segment	1,257	1,262	(5)		—%
Total Sales	$7,337	$7,219	$118		2%

Segment Profit
	Second Quarter 2024	Second Quarter 2023	Change		% Change
Segment Profit	$1,525	$1,269	$256		20%
Segment Profit Margin	20.8%	17.6%	3.2	pts

Energy & Transportation’s total sales were $7.337 billion in the second quarter of 2024, an increase of $118 million, or 2%, compared with $7.219 billion in the second quarter of 2023. Sales increased across all applications except Industrial. The increase in sales was primarily due to favorable price realization of $264 million, partially offset by lower sales volume of $129 million.
•Oil and Gas – Sales increased for turbines and turbine-related services.
•Power Generation – Sales increased in large reciprocating engines, primarily data center applications. Turbines and turbine-related services increased as well.
•Industrial – Sales decreased in EAME and North America.
•Transportation – Sales increased in rail services and marine.
Energy & Transportation’s segment profit was $1.525 billion in the second quarter of 2024, an increase of $256 million, or 20%, compared with $1.269 billion in the second quarter of 2023. The increase was mainly due to favorable price realization of $264 million.
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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Second Quarter 2024	Second Quarter 2023	$ Change	% Change
North America	$668	$593	$75	13%
Latin America	101	102	(1)	(1%)
EAME	124	118	6	5%
Asia/Pacific	111	110	1	1%
Total Revenues	$1,004	$923	$81	9%

Segment Profit
	Second Quarter 2024	Second Quarter 2023	Change	% Change
Segment Profit	$227	$240	$(13)	(5%)

Financial Products’ segment revenues were $1.004 billion in the second quarter of 2024, an increase of $81 million, or 9%, compared with $923 million in the second quarter of 2023. The increase was primarily due to a favorable impact from higher average financing rates across all regions of $50 million and a favorable impact from higher average earning assets driven by North America of $32 million.
Financial Products’ segment profit was $227 million in the second quarter of 2024, a decrease of $13 million, or 5%, compared with $240 million in the second quarter of 2023. The decrease was mainly due to higher provision for credit losses at Cat Financial of $27 million and an increase in SG&A expenses of $15 million, partially offset by the absence of prior year unfavorable currency impacts of $14 million and a favorable impact from higher average earning assets of $12 million.
At the end of the second quarter of 2024, past dues at Cat Financial were 1.74%, compared with 2.15% at the end of the second quarter of 2023. Write-offs, net of recoveries, were $18 million for the second quarter of 2024, compared with $8 million for the second quarter of 2023. As of June 30, 2024, Cat Financial's allowance for credit losses totaled $254 million, or 0.89% of finance receivables, compared with $281 million, or 1.01% of finance receivables at March 31, 2024. The allowance for credit losses at year-end 2023 was $331 million, or 1.18% of finance receivables.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $587 million in the second quarter of 2024, an increase of $332 million from the second quarter of 2023, primarily driven by higher restructuring costs and higher corporate costs.
In the second quarter of 2024, restructuring costs increased primarily due to the divestiture of two non-U.S. entities.
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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Tuesday, Aug. 6, 2024.
iii.Information on non-GAAP financial measures is included in the appendix on pages 13 and 14.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Tuesday, Aug. 6, 2024, to discuss its 2024 second-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2023 sales and revenues of $67.1 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For nearly 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Ryan Fiedler, +1 224-551-4074 or Fiedler_Ryan_S@cat.com
Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of three significant items in order for the company’s results to be meaningful to readers. These items consist of (i) restructuring costs related to the divestiture of two non-U.S. entities in 2024, (ii) other restructuring income/costs and (iii) certain deferred tax valuation allowance adjustments in 2023. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2024, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Profit	Profit per Share

Three Months Ended June 30, 2024 - U.S. GAAP	$3,482	20.9%	$3,500	$836	$2,681	$5.48
Restructuring costs - divestiture of two non-U.S. entities	228	1.3%	228	—	228	0.47
Other restructuring (income) costs	30	0.2%	30	6	24	0.04
Three Months Ended June 30, 2024 - Adjusted	$3,740	22.4%	$3,758	$842	$2,933	$5.99

Three Months Ended June 30, 2023 - U.S. GAAP	$3,652	21.1%	$3,652	$752	$2,922	$5.67
Other restructuring (income) costs	31	0.2%	31	6	25	0.05
Deferred tax valuation allowance adjustments	—	—%	—	88	(88)	(0.17)
Three Months Ended June 30, 2023 - Adjusted	$3,683	21.3%	$3,683	$846	$2,859	$5.55

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The company believes it is important to separately disclose the annual effective tax rate, excluding discrete items for the results to be meaningful to readers. The annual effective tax rate is discussed using non-GAAP financial measures that exclude the effects of amounts associated with discrete items recorded fully in the quarter they occur. For the three months ended June 30, 2024, and 2023, these items consist of (i) restructuring costs related to the divestiture of two non-U.S. entities in 2024, (ii) certain deferred tax valuation allowance adjustments in 2023 and (iii) settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense. The company believes the non-GAAP measures will provide investors with useful perspective on underlying business results and trends and aids with assessing the company's period-over-period results.
A reconciliation of the effective tax rate to annual effective tax rate, excluding discrete items is below:

(Dollars in millions)	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate

Three Months Ended June 30, 2024 - U.S. GAAP	$3,500	$836	23.9%
Restructuring costs - divestiture of two non-U.S. entities	228	—
Excess stock-based compensation	—	4
Annual effective tax rate, excluding discrete items	$3,728	$840	22.5%

Excess stock-based compensation	—	(4)
Other restructuring (income) costs	30	6

Three Months Ended June 30, 2024 - Adjusted	$3,758	$842

Three Months Ended June 30, 2023 - U.S. GAAP	$3,652	$752	20.6%
Deferred tax valuation allowance adjustments	—	88
Annual effective tax rate, excluding discrete items	$3,652	$840	23.0%

Other restructuring (income) costs	31	6

Three Months Ended June 30, 2023 - Adjusted	$3,683	$846

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Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 16 to 26 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,840	$16,545	$30,800	$31,644
Revenues of Financial Products	849	773	1,688	1,536
Total sales and revenues	16,689	17,318	32,488	33,180

Operating costs:
Cost of goods sold	10,150	11,065	19,812	21,168
Selling, general and administrative expenses	1,652	1,528	3,229	2,991
Research and development expenses	535	528	1,055	1,000
Interest expense of Financial Products	314	245	612	462
Other operating (income) expenses	556	300	779	1,176
Total operating costs	13,207	13,666	25,487	26,797

Operating profit	3,482	3,652	7,001	6,383

Interest expense excluding Financial Products	137	127	280	256
Other income (expense)	155	127	311	159

Consolidated profit before taxes	3,500	3,652	7,032	6,286

Provision (benefit) for income taxes	836	752	1,524	1,460
Profit of consolidated companies	2,664	2,900	5,508	4,826

Equity in profit (loss) of unconsolidated affiliated companies	17	24	27	40

Profit of consolidated and affiliated companies	2,681	2,924	5,535	4,866

Less: Profit (loss) attributable to noncontrolling interests	—	2	(2)	1

Profit [1]	$2,681	$2,922	$5,537	$4,865

Profit per common share	$5.50	$5.70	$11.28	$9.46
Profit per common share — diluted [2]	$5.48	$5.67	$11.23	$9.41

Weighted-average common shares outstanding (millions)
– Basic	487.2	512.9	490.7	514.3
– Diluted [2]	489.5	515.0	493.3	517.1

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$4,341	$6,978
Receivables – trade and other	9,421	9,310
Receivables – finance	9,516	9,510
Prepaid expenses and other current assets	2,736	4,586
Inventories	17,082	16,565
Total current assets	43,096	46,949

Property, plant and equipment – net	12,582	12,680
Long-term receivables – trade and other	1,181	1,238
Long-term receivables – finance	12,797	12,664
Noncurrent deferred and refundable income taxes	2,920	2,816
Intangible assets	488	564
Goodwill	5,264	5,308
Other assets	5,008	5,257
Total assets	$83,336	$87,476

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$—	$—
-- Financial Products	5,298	4,643
Accounts payable	7,575	7,906
Accrued expenses	4,947	4,958
Accrued wages, salaries and employee benefits	1,677	2,757
Customer advances	2,324	1,929
Dividends payable	684	649
Other current liabilities	2,882	3,123
Long-term debt due within one year:
-- Machinery, Energy & Transportation	45	1,044
-- Financial Products	8,132	7,719
Total current liabilities	33,564	34,728

Long-term debt due after one year:
-- Machinery, Energy & Transportation	8,537	8,579
-- Financial Products	15,299	15,893
Liability for postemployment benefits	3,993	4,098
Other liabilities	4,807	4,675
Total liabilities	66,200	67,973

Shareholders’ equity
Common stock	5,517	6,403
Treasury stock	(41,612)	(36,339)
Profit employed in the business	55,455	51,250
Accumulated other comprehensive income (loss)	(2,230)	(1,820)
Noncontrolling interests	6	9
Total shareholders’ equity	17,136	19,503
Total liabilities and shareholders’ equity	$83,336	$87,476

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Six Months Ended June 30,
	2024	2023
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$5,535	$4,866
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,055	1,074
Provision (benefit) for deferred income taxes	(133)	(355)
(Gain) loss on divestiture	164	572
Other	105	106
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(245)	(465)
Inventories	(643)	(1,560)
Accounts payable	(21)	34
Accrued expenses	69	381
Accrued wages, salaries and employee benefits	(1,056)	(562)
Customer advances	341	284
Other assets – net	20	81
Other liabilities – net	(118)	366
Net cash provided by (used for) operating activities	5,073	4,822
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(841)	(683)
Expenditures for equipment leased to others	(614)	(774)
Proceeds from disposals of leased assets and property, plant and equipment	342	368
Additions to finance receivables	(7,446)	(6,973)
Collections of finance receivables	6,743	6,759
Proceeds from sale of finance receivables	37	29
Investments and acquisitions (net of cash acquired)	(32)	(20)
Proceeds from sale of businesses and investments (net of cash sold)	(61)	(14)
Proceeds from maturities and sale of securities	2,574	463
Investments in securities	(523)	(1,078)
Other – net	57	41
Net cash provided by (used for) investing activities	236	(1,882)
Cash flow from financing activities:
Dividends paid	(1,283)	(1,238)
Common stock issued, including treasury shares reissued	8	(22)
Payments to purchase common stock	(6,275)	(1,829)
Proceeds from debt issued (original maturities greater than three months)	4,151	3,299
Payments on debt (original maturities greater than three months)	(5,217)	(2,303)
Short-term borrowings – net (original maturities three months or less)	687	(406)
Net cash provided by (used for) financing activities	(7,929)	(2,499)
Effect of exchange rate changes on cash	(17)	(60)
Increase (decrease) in cash, cash equivalents and restricted cash	(2,637)	381
Cash, cash equivalents and restricted cash at beginning of period	6,985	7,013
Cash, cash equivalents and restricted cash at end of period	$4,348	$7,394

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended June 30, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,840	$15,840	$—	$—
Revenues of Financial Products	849	—	1,043	(194)	1
Total sales and revenues	16,689	15,840	1,043	(194)

Operating costs:
Cost of goods sold	10,150	10,152	—	(2)	2
Selling, general and administrative expenses	1,652	1,449	185	18	2
Research and development expenses	535	535	—	—
Interest expense of Financial Products	314	—	314	—
Other operating (income) expenses	556	43	560	(47)	2
Total operating costs	13,207	12,179	1,059	(31)

Operating profit	3,482	3,661	(16)	(163)

Interest expense excluding Financial Products	137	137	—	—
Other income (expense)	155	(21)	13	163	3

Consolidated profit before taxes	3,500	3,503	(3)	—

Provision (benefit) for income taxes	836	786	50	—
Profit of consolidated companies	2,664	2,717	(53)	—

Equity in profit (loss) of unconsolidated affiliated companies	17	17	—	—

Profit of consolidated and affiliated companies	2,681	2,734	(53)	—

Less: Profit (loss) attributable to noncontrolling interests	—	—	—	—

Profit [4]	$2,681	$2,734	$(53)	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended June 30, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$16,545	$16,545	$—	$—
Revenues of Financial Products	773	—	955	(182)	1
Total sales and revenues	17,318	16,545	955	(182)

Operating costs:
Cost of goods sold	11,065	11,068	—	(3)	2
Selling, general and administrative expenses	1,528	1,389	143	(4)	2
Research and development expenses	528	528	—	—
Interest expense of Financial Products	245	—	245	—
Other operating (income) expenses	300	10	310	(20)	2
Total operating costs	13,666	12,995	698	(27)

Operating profit	3,652	3,550	257	(155)

Interest expense excluding Financial Products	127	127	—	—
Other income (expense)	127	(10)	(18)	155	3

Consolidated profit before taxes	3,652	3,413	239	—

Provision (benefit) for income taxes	752	691	61	—
Profit of consolidated companies	2,900	2,722	178	—

Equity in profit (loss) of unconsolidated affiliated companies	24	24	—	—

Profit of consolidated and affiliated companies	2,924	2,746	178	—

Less: Profit (loss) attributable to noncontrolling interests	2	(1)	3	—

Profit [4]	$2,922	$2,747	$175	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Six Months Ended June 30, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$30,800	$30,800	$—	$—
Revenues of Financial Products	1,688	—	2,072	(384)	1
Total sales and revenues	32,488	30,800	2,072	(384)

Operating costs:
Cost of goods sold	19,812	19,816	—	(4)	2
Selling, general and administrative expenses	3,229	2,862	363	4	2
Research and development expenses	1,055	1,055	—	—
Interest expense of Financial Products	612	—	612	—
Other operating (income) expenses	779	2	845	(68)	2
Total operating costs	25,487	23,735	1,820	(68)

Operating profit	7,001	7,065	252	(316)

Interest expense excluding Financial Products	280	280	—	—
Other income (expense)	311	(41)	36	316	3

Consolidated profit before taxes	7,032	6,744	288	—

Provision (benefit) for income taxes	1,524	1,401	123	—
Profit of consolidated companies	5,508	5,343	165	—

Equity in profit (loss) of unconsolidated affiliated companies	27	27	—	—

Profit of consolidated and affiliated companies	5,535	5,370	165	—

Less: Profit (loss) attributable to noncontrolling interests	(2)	(3)	1	—

Profit [4]	$5,537	$5,373	$164	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Six Months Ended June 30, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$31,644	$31,644	$—	$—
Revenues of Financial Products	1,536	—	1,890	(354)	1
Total sales and revenues	33,180	31,644	1,890	(354)

Operating costs:
Cost of goods sold	21,168	21,172	—	(4)	2
Selling, general and administrative expenses	2,991	2,709	301	(19)	2
Research and development expenses	1,000	1,000	—	—
Interest expense of Financial Products	462	—	462	—
Other operating (income) expenses	1,176	599	613	(36)	2
Total operating costs	26,797	25,480	1,376	(59)

Operating profit	6,383	6,164	514	(295)

Interest expense excluding Financial Products	256	256	—	—
Other income (expense)	159	(24)	(37)	220	3

Consolidated profit before taxes	6,286	5,884	477	(75)

Provision (benefit) for income taxes	1,460	1,339	121	—
Profit of consolidated companies	4,826	4,545	356	(75)

Equity in profit (loss) of unconsolidated affiliated companies	40	43	—	(3)	4

Profit of consolidated and affiliated companies	4,866	4,588	356	(78)

Less: Profit (loss) attributable to noncontrolling interests	1	(1)	5	(3)	5

Profit [6]	$4,865	$4,589	$351	$(75)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At June 30, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$4,341	$3,481	$860	$—
Receivables – trade and other	9,421	3,672	643	5,106	1,2
Receivables – finance	9,516	—	14,826	(5,310)	2
Prepaid expenses and other current assets	2,736	2,549	390	(203)	3
Inventories	17,082	17,082	—	—
Total current assets	43,096	26,784	16,719	(407)

Property, plant and equipment – net	12,582	8,653	3,929	—
Long-term receivables – trade and other	1,181	501	55	625	1,2
Long-term receivables – finance	12,797	—	13,490	(693)	2
Noncurrent deferred and refundable income taxes	2,920	3,433	120	(633)	4
Intangible assets	488	488	—	—
Goodwill	5,264	5,264	—	—
Other assets	5,008	3,934	2,112	(1,038)	5
Total assets	$83,336	$49,057	$36,425	$(2,146)

Liabilities
Current liabilities:
Short-term borrowings	$5,298	$—	$5,298	$—
Accounts payable	7,575	7,523	274	(222)	6,7
Accrued expenses	4,947	4,315	632	—
Accrued wages, salaries and employee benefits	1,677	1,637	40	—
Customer advances	2,324	2,303	3	18	7
Dividends payable	684	684	—	—
Other current liabilities	2,882	2,365	744	(227)	4,8
Long-term debt due within one year	8,177	45	8,132	—
Total current liabilities	33,564	18,872	15,123	(431)

Long-term debt due after one year	23,836	8,605	15,299	(68)	9
Liability for postemployment benefits	3,993	3,993	—	—
Other liabilities	4,807	3,931	1,550	(674)	4
Total liabilities	66,200	35,401	31,972	(1,173)

Shareholders’ equity
Common stock	5,517	5,517	905	(905)	10
Treasury stock	(41,612)	(41,612)	—	—
Profit employed in the business	55,455	50,824	4,621	10	10
Accumulated other comprehensive income (loss)	(2,230)	(1,082)	(1,148)	—
Noncontrolling interests	6	9	75	(78)	10
Total shareholders’ equity	17,136	13,656	4,453	(973)
Total liabilities and shareholders’ equity	$83,336	$49,057	$36,425	$(2,146)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,978	$6,106	$872	$—
Receivables – trade and other	9,310	3,971	570	4,769	1,2
Receivables – finance	9,510	—	14,499	(4,989)	2
Prepaid expenses and other current assets	4,586	4,327	341	(82)	3
Inventories	16,565	16,565	—	—
Total current assets	46,949	30,969	16,282	(302)

Property, plant and equipment – net	12,680	8,694	3,986	—
Long-term receivables – trade and other	1,238	565	85	588	1,2
Long-term receivables – finance	12,664	—	13,299	(635)	2
Noncurrent deferred and refundable income taxes	2,816	3,360	148	(692)	4
Intangible assets	564	564	—	—
Goodwill	5,308	5,308	—	—
Other assets	5,257	4,218	2,082	(1,043)	5
Total assets	$87,476	$53,678	$35,882	$(2,084)

Liabilities
Current liabilities:
Short-term borrowings	$4,643	$—	$4,643	$—
Accounts payable	7,906	7,827	314	(235)	6,7
Accrued expenses	4,958	4,361	597	—
Accrued wages, salaries and employee benefits	2,757	2,696	61	—
Customer advances	1,929	1,912	2	15	7
Dividends payable	649	649	—	—
Other current liabilities	3,123	2,583	647	(107)	4,8
Long-term debt due within one year	8,763	1,044	7,719	—
Total current liabilities	34,728	21,072	13,983	(327)

Long-term debt due after one year	24,472	8,626	15,893	(47)	9
Liability for postemployment benefits	4,098	4,098	—	—
Other liabilities	4,675	3,806	1,607	(738)	4
Total liabilities	67,973	37,602	31,483	(1,112)

Shareholders’ equity
Common stock	6,403	6,403	905	(905)	10
Treasury stock	(36,339)	(36,339)	—	—
Profit employed in the business	51,250	46,783	4,457	10	10
Accumulated other comprehensive income (loss)	(1,820)	(783)	(1,037)	—
Noncontrolling interests	9	12	74	(77)	10
Total shareholders’ equity	19,503	16,076	4,399	(972)
Total liabilities and shareholders’ equity	$87,476	$53,678	$35,882	$(2,084)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Six Months Ended June 30, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$5,535	$5,370	$165	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,055	662	393	—
Provision (benefit) for deferred income taxes	(133)	(81)	(52)	—
(Gain) loss on divestiture	164	(46)	210	—
Other	105	104	(280)	281	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(245)	195	96	(536)	[1,2]
Inventories	(643)	(638)	—	(5)	1
Accounts payable	(21)	6	(58)	31	1
Accrued expenses	69	(41)	110	—
Accrued wages, salaries and employee benefits	(1,056)	(1,035)	(21)	—
Customer advances	341	341	—	—
Other assets – net	20	(108)	5	123	1
Other liabilities – net	(118)	(156)	147	(109)	1
Net cash provided by (used for) operating activities	5,073	4,573	715	(215)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(841)	(831)	(13)	3	1
Expenditures for equipment leased to others	(614)	(10)	(612)	8	1
Proceeds from disposals of leased assets and property, plant and equipment	342	13	335	(6)	1
Additions to finance receivables	(7,446)	—	(7,951)	505	2
Collections of finance receivables	6,743	—	7,176	(433)	2
Net intercompany purchased receivables	—	—	(138)	138	2
Proceeds from sale of finance receivables	37	—	37	—
Net intercompany borrowings	—	—	9	(9)	3
Investments and acquisitions (net of cash acquired)	(32)	(32)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(61)	92	(153)	—
Proceeds from maturities and sale of securities	2,574	2,402	172	—
Investments in securities	(523)	(300)	(223)	—
Other – net	57	47	10	—
Net cash provided by (used for) investing activities	236	1,381	(1,351)	206
Cash flow from financing activities:
Dividends paid	(1,283)	(1,283)	—	—
Common stock issued, including treasury shares reissued	8	8	—	—
Payments to purchase common stock	(6,275)	(6,275)	—	—
Net intercompany borrowings	—	(9)	—	9	3
Proceeds from debt issued (original maturities greater than three months)	4,151	—	4,151	—
Payments on debt (original maturities greater than three months)	(5,217)	(1,014)	(4,203)	—
Short-term borrowings – net (original maturities three months or less)	687	—	687	—
Net cash provided by (used for) financing activities	(7,929)	(8,573)	635	9
Effect of exchange rate changes on cash	(17)	(7)	(10)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(2,637)	(2,626)	(11)	—
Cash, cash equivalents and restricted cash at beginning of period	6,985	6,111	874	—
Cash, cash equivalents and restricted cash at end of period	$4,348	$3,485	$863	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of net proceeds and payments to/from ME&T and Financial Products.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Six Months Ended June 30, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$4,866	$4,588	$356	$(78)	1,5
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,074	690	384	—
Provision (benefit) for deferred income taxes	(355)	(338)	(17)	—
(Gain) loss on divestiture	572	572	—	—
Other	106	198	(368)	276	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(465)	132	57	(654)	[2,3]
Inventories	(1,560)	(1,558)	—	(2)	2
Accounts payable	34	(28)	2	60	2
Accrued expenses	381	318	63	—
Accrued wages, salaries and employee benefits	(562)	(550)	(12)	—
Customer advances	284	283	1	—
Other assets – net	81	149	5	(73)	2
Other liabilities – net	366	211	71	84	2
Net cash provided by (used for) operating activities	4,822	4,667	542	(387)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(683)	(678)	(11)	6	2
Expenditures for equipment leased to others	(774)	(7)	(772)	5	2
Proceeds from disposals of leased assets and property, plant and equipment	368	27	350	(9)	2
Additions to finance receivables	(6,973)	—	(7,957)	984	3
Collections of finance receivables	6,759	—	7,516	(757)	3
Net intercompany purchased receivables	—	—	(83)	83	3
Proceeds from sale of finance receivables	29	—	29	—
Net intercompany borrowings	—	—	4	(4)	4
Investments and acquisitions (net of cash acquired)	(20)	(20)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(14)	(14)	—	—
Proceeds from sale of securities	463	332	131	—
Investments in securities	(1,078)	(866)	(212)	—
Other – net	41	41	—	—
Net cash provided by (used for) investing activities	(1,882)	(1,185)	(1,005)	308
Cash flow from financing activities:
Dividends paid	(1,238)	(1,238)	(75)	75	5
Common stock issued, including treasury shares reissued	(22)	(22)	—	—
Payments to purchase common stock	(1,829)	(1,829)	—	—
Net intercompany borrowings	—	(4)	—	4	4
Proceeds from debt issued (original maturities greater than three months)	3,299	—	3,299	—
Payments on debt (original maturities greater than three months)	(2,303)	(95)	(2,208)	—
Short-term borrowings – net (original maturities three months or less)	(406)	(3)	(403)	—
Net cash provided by (used for) financing activities	(2,499)	(3,191)	613	79
Effect of exchange rate changes on cash	(60)	(12)	(48)	—
Increase (decrease) in cash, cash equivalents and restricted cash	381	279	102	—
Cash, cash equivalents and restricted cash at beginning of period	7,013	6,049	964	—
Cash, cash equivalents and restricted cash at end of period	$7,394	$6,328	$1,066	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
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